UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2015

Midatech Pharma US Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19410	04-3216862
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

8601 Six Forks Road Suite 160 Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 872-5578

DARA BioSciences, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 4, 2015, Midatech Pharma PLC (“Midatech”) completed its previously announced acquisition of DARA BioSciences, Inc., a Delaware corporation (“DARA”), pursuant to an Agreement and Plan of Merger, dated as of June 3, 2015 (the “Merger Agreement”), by and among Midatech, Merlin Acquisition Sub, Inc., a wholly owned subsidiary of Midatech (“Merger Sub”), Duke Acquisition Sub, Inc., a wholly owned subsidiary of Midatech (“Secondary Merger Sub”), DARA and Shareholder Representative Services, LLC, solely as representative of the stockholders of DARA (the “Stockholder Representative”). Under the terms of the Merger Agreement, Merger Sub merged with and into DARA (the “First Step Merger”), with DARA being the surviving corporation of the First Step Merger and a wholly owned subsidiary of Midatech (the “Surviving Corporation”). Immediately following the First Step Merger, the Surviving Corporation merged with and into Secondary Merger Sub, with Secondary Merger Sub surviving as a wholly owned subsidiary of Midatech under the name Midatech Pharma US Inc. (the “Second Step Merger,” and together with the First Step Merger, the “Mergers”).

Pursuant to the terms and subject to the conditions of the Merger Agreement, each outstanding share of DARA common stock was converted into the right to receive, without interest, a combination of (i) 0.272 (the “Exchange Ratio”) ordinary shares of Midatech, nominal value 0.0005p (the “Ordinary Shares”), (ii) one contingent value right (“CVR”), which represents the right to receive contingent payments if specified milestones are achieved within agreed time periods, subject to and in accordance with the terms and conditions of that certain Contingent Value Rights Agreement dated as of December 4, 2015 (the “CVR Agreement”), by and among Midatech, DARA, the Stockholder Representative, and American Stock Transfer & Trust Company, LLC, as the initial rights agent under the CVR Agreement and (iii) cash payable in lieu of any fractional Depositary Shares (as defined herein) (collectively, the “Merger Consideration”). All Ordinary Shares delivered to the holders of DARA common stock are in the form of American Depositary Receipts, each representing the right to receive two Ordinary Shares (the “Depositary Shares”).

Additionally, pursuant to the terms and subject to the conditions of the Merger Agreement, each share of DARA’s issued and outstanding Series A Convertible Preferred Stock, Series B-2 Convertible Preferred Stock and Series C-1 Convertible Preferred Stock was converted into the right to receive, without interest, $1,000 in cash (the “Preferred Stock Consideration”).

Each outstanding and unexercised warrant to purchase shares of DARA common stock (the “Warrant”) as of immediately prior to the effective time of the First Step Merger was assumed or substituted by Midatech in accordance with the terms of such Warrant and, as of the effective time of the First Step Merger, (i) is exercisable for (A) the number of whole shares of Ordinary Shares equal to the product of the number of shares of DARA common stock that were issuable upon exercise of such Warrant immediately prior to the effective time of the First Step Merger multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Ordinary Shares and (B) one CVR multiplied by the total number of shares of DARA common stock that were issuable upon exercise of such Warrants immediately prior to the effective time of the First Step Merger, and (ii) the per share exercise price for each share of Ordinary Shares issuable upon exercise of Warrants so converted will be equal to the quotient determined by dividing the exercise price per share of common stock at which such Warrant was exercisable immediately prior to the effective time of the First Step Merger by the Exchange Ratio, rounded up to the nearest whole cent. All Ordinary Shares delivered to the holders of Warrants will be delivered in the appropriate amount of Depositary Shares.

Subject to certain exceptions set forth in the Merger Agreement, each outstanding and unexercised option to acquire DARA common stock (the “Stock Options”) became fully vested and exercisable immediately prior to the effective time of the First Step Merger. Stock Options that remained outstanding and unexercised were assumed by Midatech and will vest in accordance with their vesting schedule pursuant to the same material terms and conditions as set forth in the applicable agreement under which such Stock Option was granted immediately prior to the effective time of the First Step Merger, provided that at the effective time of the First Step Merger, (i) each Stock Option was exercisable for that number of whole shares of Ordinary Shares equal to the product of (A) the number of shares of DARA common stock that were issuable upon exercise of such Stock Option immediately prior to the effective time of the First Step Merger multiplied by (B) the Exchange Ratio, rounded down to the nearest whole number of shares of Ordinary Shares, and (ii) the per share exercise price for each share of Ordinary Shares issuable upon exercise of each Stock Option so converted was equal to the quotient determined by dividing the exercise price per share of common stock at which such Stock Option was exercisable immediately prior to the effective time of the First Step Merger by the Exchange Ratio, rounded up to the nearest whole cent. All Ordinary Shares delivered to the holders of Stock Options will be delivered in the appropriate amount of Depositary Shares.

The total consideration payable to (i) DARA common stockholders (other than with respect to any CVR payment, if any, and cash in lieu of fractional Depositary Shares) is approximately 5.4 million Ordinary Shares and (ii) holders of DARA preferred stock is $635,000 in cash.

The foregoing description of the Merger Agreement and the Mergers is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to DARA’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 4, 2015, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Mergers, DARA notified the NASDAQ Stock Market LLC (“NASDAQ”) that each outstanding share of DARA common stock was converted into the right to receive the Merger Consideration as described above under Item 2.01 and requested that NASDAQ file a notification of removal from listing on Form 25 with the SEC with respect to DARA’s common stock. NASDAQ filed the Form 25 with the SEC on December 4, 2015. As a result, trading of DARA’s common stock on NASDAQ was suspended on December 4, 2015.

Item 3.03	Material Modification to Rights of Security Holders

The disclosure contained in Item 2.01 and Item 3.01 above and in Item 5.03 below is incorporated herein by reference.

Item 5.01	Change in Control of Registrant

The disclosure contained in Item 2.01 above is incorporated herein by reference. Midatech funded the cash paid in lieu of fractional Depositary Shares and Preferred Stock Consideration from cash on hand.

To the knowledge of DARA, except as set forth herein, there are no arrangements, including any pledge by any person of securities of DARA, the operation of which may at a subsequent date result in a further change in control of DARA.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Mergers and in accordance with the Merger Agreement, each of the then-current directors of DARA resigned from their positions as directors of DARA effective as of the effective time of the First Step Merger.

Pursuant to the Merger Agreement, as of the effective time of the Second Step Merger, the director of Secondary Merger Sub, James N. Phillips, became the sole director of the surviving entity.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of the consummation of the Mergers, the Amended and Restated Certificate of Incorporation of Secondary Merger Sub became the Amended and Restated Certificate of Incorporation of the surviving entity (the “Amended Certificate of Incorporation”), and the bylaws of Secondary Merger Sub became the bylaws of the surviving entity (the “Amended Bylaws”).

In addition, on December 4, 2015, the surviving entity filed a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to change its name to Midatech Pharma US Inc.

The Amended Certificate of Incorporation, the Certificate of Amendment and the Amended Bylaws are filed as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3 hereto, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation.

3.2	Certificate of Amendment.

3.3	Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDATECH PHARMA US INC.

Date: December 4, 2015	By:	/s/ James N. Phillips
James N. Phillips President

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation.

3.2	Certificate of Amendment.

3.3	Bylaws.